UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2026

NIGHTFOOD HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13501 South Main Street

Los Angeles, CA 90016

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (866) 291-7778

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2026, Nightfood Holdings, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Mast Hill Fund, L.P. (the “Investor”), pursuant to which the Company issued a senior secured promissory note in the aggregate principal amount of $1,175,000.00 (the “Note”), at an original issue discount of fifteen percent (15%), resulting in net proceeds to the Company of $998,750.00, with certain amounts withheld for transaction-related expenses.

In connection with the SPA, the Company also entered into amendments to that certain Security Agreement, dated June 1, 2023, by and between the Company, Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC, and the Investor, as amended (the “Security Agreement”), that certain Pledge Agreement, dated June 1, 2023, by and between the Company, Mr. Jimmy Chan, and the Investor, as amended (the “Pledge Agreement”), and that certain Guarantee, dated June 1, 2023, by and between Nightfood, Inc., MJ Munchies, Inc., the Company, Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC, and the Investor, as amended (the “Guarantee”) to, respectively, incorporate the Note under the Security Agreement, Pledge Agreement and Guarantee.

The Note matures twelve (12) months from the issue date and bears interest at a rate of fifteen (15%) per annum, with additional interest provisions. The Note is convertible at any time on or after the Issue Date (as defined in the Note) into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) of $0.033 per share or (ii) the Market Price (as defined in the Note), subject to adjustments for stock splits, dividends, and similar corporate actions.

The SPA, Note, and the amendments to the Security Agreement, Pledge Agreement, and Guarantee are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which are filed herewith as Exhibits 10.1 through 10.5.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K relating to the issuance of the Note pursuant to the SPA, is incorporated by reference herein in its entirety.

The securities issued pursuant to the SPA were sold pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Investor represented to the Company that it is an accredited investor and has purchased the securities as an investment in a private placement that did not involve a general solicitation. The Common Stock to be issued upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Securities Purchase Agreement, dated January 10, 2026, by and between Nightfood Holdings, Inc. and Mast Hill Fund, L.P.
10.2*	Senior Secured Promissory Note, dated January 10, 2026, issued by Nightfood Holdings, Inc. in favor of Mast Hill Fund, L.P.
10.3*	Eleventh Amendment to Security Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P.
10.4*	Eleventh Amendment to Pledge Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Jimmy Chan, and Mast Hill Fund, L.P.
10.5*	Eleventh Amendment to Guarantee Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	The schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: January 16, 2026

NIGHTFOOD HOLDINGS, INC.

By:	/s/ JIMMY CHAN
Name:	Jimmy Chan
Title:	Chief Executive Officer